CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form F-3 No. 333-xxxxx), and related Prospectus of Commtouch Software Ltd. for the registration of 15,651,975 of its ordinary shares and to the incorporation by reference therein of our report dated July 15, 2003, with respect to the consolidated financial statements and schedule of Commtouch Software Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2002 filed with the Securities and Exchange Commission.


       Tel-Aviv, Israel                         KOST, FORER and GABBAY
       October 20, 2003                   A Member of Ernst & Young Global